EXHIBIT 1.1

Stripes Acquisition LLC

Susser Finance Corporation

$170,000,000

10 5/8% Senior Notes due 2013

PURCHASE AGREEMENT

dated December 15, 2005

Banc of America Securities LLC

Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith

PURCHASE AGREEMENT

December 15, 2005

BANC OF AMERICA SECURITIES LLC

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

    As Initial Purchasers

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

Introductory: Stripes Acquisition LLC, a Delaware limited liability company (the “Company”) and Susser Finance Corporation, a Delaware corporation (“SFC” and together with the Company, the “Issuers”), propose to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of an $170,000,000 aggregate principal amount of the Issuers’ 10 5/8% Senior Notes due 2013 (the “Notes”). Banc of America Securities LLC and Merrill Lynch & Co., Merrill Lynch Pierce, Fenner and Smith have agreed to act as representatives of the several Initial Purchasers in connection with the offering and sale of the Securities.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of December 21, 2005 (the “Indenture”), among the Issuers, the Guarantors (as defined below) and The Bank of New York, as trustee (the “Trustee”). Securities will be issued only in book entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a blanket letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Issuers and the Depositary.

The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of December 21, 2005 (the “Registration Rights Agreement”), among the Issuers, the Guarantors and the Initial Purchasers, pursuant to which the Issuers and the Guarantors will agree to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Issuers with terms substantially identical to the Securities (the “Exchange Securities”) to be offered in exchange for the Securities (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use their reasonable best efforts to cause such registration statements to be declared effective.

The payment of principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) Stripes Holdings LLC, the direct parent corporation of the Company and each of the Issuers’ domestic subsidiaries as of the Closing Date except one non-wholly owned subsidiary and (ii) any subsidiary formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and, in each case, their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”); provided, that, with respect to any representation or warranty made, and any covenant, obligation or agreement to be performed, shall be made by, and shall be effective with respect to, a Guarantor (other than Parent) only concurrently with the Closing Date and the execution and delivery by such Guarantor of a Joinder Agreement (as defined below) substantially in the form of Exhibit C hereto. The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

The proceeds of the Securities, together with equity contributions and the proceeds of a sale/leaseback transaction (the “Sale/Leaseback Transaction”) will be used to fund the purchase of Susser Holdings, L.L.C. (the “Acquisition”), repay existing indebtedness and pay related fees and expenses (collectively, with the entrance into Senior Secured Credit Facility (as defined below), the “Transactions”). Concurrently, Susser Holdings, L.L.C., SSP Partners and the Guarantors will enter into a new $50.0 million senior secured revolving credit facility (the “Senior Secured Credit Facility” and together with all other agreements related to such facility and the Sale/Leaseback Transaction, the “Credit Documents”).

The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Issuers have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated December 2, 2005, as amended and restated by a Preliminary Offering Memorandum dated December 9, 2005 (the “Preliminary Offering Memorandum”), and have prepared and delivered to each Initial Purchaser copies of a Pricing Supplement (the “Pricing Supplement”), dated December 15, 2005, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, “Offering Memorandum” shall mean, with respect to any date or time referred to in this Agreement, the Preliminary Offering Memorandum, as supplemented by the Pricing Supplement, any exhibits thereto, in the most recent form that has been prepared and delivered by the Issuers to the Initial Purchasers in connection with their solicitation of offers to purchase Securities prior to the time this Agreement is executed by the parties hereto (the “Time of Execution”). Promptly after the Time of Execution and in any event no later than the second Business Day following the Time of Execution, the Issuers will prepare and deliver to each Initial Purchaser a Final Offering Memorandum (the “Final Offering Memorandum”), which will consist of the Preliminary Offering Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement, and from and after the time such Final Offering Memorandum is delivered to each Initial Purchaser, all references herein to the Offering Memorandum shall be deemed to be a reference to both the Offering Memorandum and the Final Offering Memorandum.

Effective concurrently with the closing of the Transactions, each Guarantor (other than the Parent) shall execute a joinder agreement (the “Joinder Agreement”), substantially in the form of Exhibit C hereto, pursuant to which each such entity will become a party to this Agreement effective as of the Closing Date.

The Issuers hereby confirm their agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Issuers and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser as follows:

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Issuers, their respective affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Issuers, their respective Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuers, their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuers and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

(d) The Offering Memorandum. At the Time of Execution, the Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Offering Memorandum. The Offering Memorandum contains and the Final Offering Memorandum will contain all the information specified in, and meeting the requirements of, Rule 144A. The Issuers have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

(e) The Purchase Agreement and the Joinder Agreement. This Agreement has been duly authorized, executed and delivered by, and, assuming due authorization, execution, and delivery by each other party thereto, is a valid and binding agreement of, the Issuers and the Guarantors, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. At the Closing Date, the Joinder Agreement will have been duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Guarantors (other than the Parent), enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(f) The Registration Rights Agreement and DTC Agreement. At the Closing Date, each of the Registration Rights Agreement and the DTC Agreement will be duly authorized, executed and delivered by, and, assuming due authorization, execution, and delivery by each other party thereto, will be a valid and binding agreement of, the Issuers and the Guarantors enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

(g) Authorization of the Notes, the Guarantees and the Exchange Notes. The Notes to be purchased by the Initial Purchasers from the Issuers are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Notes have been duty and validly authorized for issuance by the Issuers, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture. The Guarantees of the Notes and the Exchange Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes and the Exchange Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(h) Authorization of the Indenture. The Indenture has been duly authorized by the Issuers and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Issuers and the Guarantors and, assuming due authorization, execution, and delivery by each other party thereto, will constitute a valid and binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i) Description of the Securities, the Indenture and the Registration Rights Agreement. The Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(j) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the

Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to (A) result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Issuers and their respective subsidiaries, considered as one entity and (B) materially and adversely affect the ability of the Issuers and the Guarantors to perform their obligations pursuant to documents relating to the Transactions (any such change is called a “Material Adverse Change”); (ii) the Issuers and their respective subsidiaries, considered as one entity, have not incurred any material liability or obligation, in any such case, other than those incurred in connection with the Transactions, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Issuers or, except for dividends paid the Issuers or any of their respective subsidiaries, any of their subsidiaries on any class of capital stock or repurchase or redemption by the Issuers or any of their respective subsidiaries of any class of capital stock.

(k) Independent Accountants. Ernst & Young LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum, are, to the knowledge of the Company, independent certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act, and any non-audit services provided by Ernst & Young LLP to the Issuers or any of the Guarantors have been approved by the Audit Committee of the Board of Directors of the Issuers.

(l) Preparation of the Financial Statements. The financial statements, together with the related notes, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries, other than SFC for which none have been prepared, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated otherwise in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions “Offering Memorandum Summary–Summary Historical and Pro Forma Consolidated Financial and Operating Data” and “Selected Historical Consolidated Financial and Operating Data” present fairly the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The pro forma consolidated financial statements of the Company and its subsidiaries, including SFC, and the related notes thereto included under the caption “Offering Memorandum Summary–Summary Historical and Pro Forma Consolidated Financial and Operating Data,” “Unaudited Pro Forma Consolidated Financial Data” and elsewhere in the Offering Memorandum present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the Transactions.

(m) Incorporation and Good Standing of the Issuers and their Subsidiaries. Each of the Issuers and their respective subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership, or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate, partnership or company power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Issuers and the Guarantors, to enter into and perform its obligations relating to the Transactions, including under each of this Agreement, the Joinder Agreement (only with respect to the Guarantors other than Parent), the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities and the Indenture. Each of the Issuers and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of the Issuers and each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, at the Closing Date with respect to the Guarantors (other than Parent) will be owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except pursuant to the Credit Documents. At the Closing Date, none of the Issuers or Guarantors will own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule B hereto.

(n) Capitalization and Other Capital Stock Matters. At October 2, 2005, on a consolidated basis, after giving pro forma effect to the Transactions, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization” (other than for issuances of membership units, if any, pursuant to employee benefit plans or upon exercise of outstanding options).

(o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Issuers nor any of their respective subsidiaries is in violation of its charter, bylaws, partnership agreement or limited liability company agreement, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which such Issuer or such subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Issuers or any of their respective subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Issuers’ and the Guarantors’ execution, delivery and performance of this Agreement, the Joinder Agreement, the Registration Rights Agreement, the DTC Agreement and the Indenture, as applicable, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the Transactions (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws, partnership agreement or limited liability company agreement, as applicable of any Issuer or any Guarantor, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Issuer or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) assuming the accuracy of, and the Initial Purchasers’

compliance with, the representations, warranties and agreements of the Initial Purchasers, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Offering Memorandum, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to any Issuer or any of their respective subsidiaries. Assuming the accuracy of the representations and warranties of the Initial Purchasers, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Issuers’ or the Guarantors’ execution, delivery and performance of this Agreement, the Joinder Agreement, the Senior Secured Credit Facility, the Registration Rights Agreement, the DTC Agreement or the Indenture, as applicable or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the Transactions, except such as have been obtained or made by the Issuers or the Guarantors and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada and except such as may be required by the securities laws of the several states of the United States or provinces of Canada with respect to the Issuers’ obligations under the Registration Rights Agreement. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuers or any of their respective subsidiaries.

(p) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Issuers’ or the Guarantors’ knowledge, threatened (i) against the Issuers or any of their respective subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Issuers or any of their respective subsidiaries and any such action, suit or proceeding, if determined adversely to such Issuer or such subsidiary, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Issuers or any of their respective subsidiaries exists or, to the knowledge of the Issuers or the Guarantors, is threatened or imminent.

(q) Intellectual Property Rights. The Issuers and the respective subsidiaries own, possess or license sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own, possess or license such Intellectual Property Rights, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. Neither the Issuers nor any of their respective subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(r) All Necessary Permits, etc. The Issuers and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except for those certificates, authorizations or permits the failure to possess would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change, and neither the Issuers nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(s) Title to Properties. The Issuers and each of their respective subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(1) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except pursuant to the Credit Documents and such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary and except where the failure to possess or such security interest, mortgage, lien, encumbrance, equities, claim or other defect would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Issuers or any of their respective subsidiaries are held under valid and enforceable leases (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity), with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by such Issuer or such subsidiary and except for those exceptions that would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change.

(t) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary material federal, state and foreign income and franchise tax returns and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made materially adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(1) hereof in accordance with GAAP in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(u) Each Issuer and Guarantor Not an “Investment Company.” Neither Issuer nor any Guarantor is, and after receipt of payment for the Securities neither Issuer nor any Guarantor will be, an “investment company” within the meaning of Investment Company Act of 1940, as amended.

(v) Insurance. Each of the Issuers and their respective subsidiaries are insured by (i) recognized, financially sound institutions or (ii) self-insured risks with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the issuers and their respective subsidiaries against theft, damage, destruction and acts of vandalism. None of the Issuers or the Guarantors has reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(w) No Price Stabilization or Manipulation. None of the Issuers or any of the Guarantors has taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(x) Solvency. Each of the Issuers and each of the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature in the ordinary course and (iv) such person does not have unreasonably small capital.

(y) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Issuers nor any of their respective subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Issuers or their respective subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor have any of the Issuers or any of their respective subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Issuer or such subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which any Issuer has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by any of the Issuers or any of their respective subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Issuers’ knowledge, threatened against the Issuers or any of their respective subsidiaries or any person or entity whose liability for any Environmental Claim the Issuers or any of their respective subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Issuers’ knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against any Issuer or any of their respective subsidiaries or against any person or entity whose liability for any Environmental Claim any Issuer or any of their respective subsidiaries has retained or assumed either contractually or by operation of law.

(z) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Issuers conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Issuers and their respective subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of their established reserves, the Issuers have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(aa) ERISA Compliance. The Issuers and their respective subsidiaries and any “employee pension benefit plan” (as defined under Section 3(2) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by any Issuer or their respective subsidiaries are in compliance in all material respects with ERISA. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee pension benefit plan” established or maintained by the Issuers or their respective subsidiaries. No “employee pension benefit plan” established or maintained by the Issuers or their subsidiaries, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Issuers or any of their ERISA Affiliates has incurred or reasonably expects to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Issuers, their respective subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code has obtained a favorable IRS determination letter and to the knowledge of the Issuers nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(bb) Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Issuers’ and the Guarantors’ knowledge, threatened against the Issuers or any of their respective subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Issuers’ and the Guarantors’ knowledge, threatened, against the Issuers or any of their respective subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Issuers’ and the Guarantors’ knowledge, threatened against the Issuers or any of their respective subsidiaries and (C) no union representation question existing with respect to the employees of the Issuers or any of their respective subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) to the best of the Company’s knowledge there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(cc) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Issuers or any affiliate of the Issuers, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Issuers or any affiliate of the Issuers, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Offering Memorandum. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuers or any affiliate of the Issuers to or for the benefit of any of the officers or directors of the Issuers or any affiliate of the Issuers or any of the respective family members.

(dd) No Unlawful Contributions or Other Payments. None of the Issuers nor any of their respective subsidiaries nor, to the best of the Issuers’ or the Guarantors’ knowledge, any employee or agent of the Issuers or any of their respective subsidiaries, has made illegal political contributions to any official of, or candidate for, any federal, state or foreign office.

(ee) Senior Secured Credit Facility. The Senior Secured Credit Facility has been duly and validly authorized by Susser Holdings, L.L.C., SSP Partners and the Guarantors and, when duly executed and delivered by the Company and the Guarantors, will be the valid and legally binding obligation of the Company and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(ff) Sale/Leaseback Transaction. The Sale/Leaseback Transaction has been duly and validly authorized by SSP Partners and the Guarantors and, when duly executed and delivered by SSP Partners and the Guarantors, will be the valid and legally binding obligation of SSP Partners and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(gg) Regulation S. The Issuers, the Guarantors and their respective Affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902 thereof. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

(hh) Internal Controls. The Issuers, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that, in all material respects: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of the Issuers is subject to the reporting requirements of the Exchange Act or to Item 307 or 308 of Regulation S-K.

(ii) Officer’s Certificate. Any certificate signed by an officer of any Issuer or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such Issuer or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Each of the Issuers and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 97.625% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on December 21, 2005, or such other time and date as Banc of America Securities LLC and the Issuers shall agree (the time and date of such closing are called the “Closing Date”).

(c) Delivery of the Securities. The Issuers and the Guarantors shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuers that (i) it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”) and (ii) with respect to those securities sold in reliance on Regulation S: (A) it has not engaged and will not engage in any direct selling efforts within the meaning of Regulation S; and (B) it has complied and will comply with the offering restrictions requirements of Regulation S.

SECTION 3. Additional Covenants. Each of the Issuers and the Guarantors further covenants and agrees with each Initial Purchaser as follows:

(a) Initial Purchasers’ Review of Proposed Amendments and Supplements. Until the later of (x) the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers and (y) the Closing Date, prior to amending or supplementing the Offering Memorandum, the Issuers shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Issuers shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

(b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the reasonable opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law; the Issuers agree to promptly prepare (subject to Section 3(a) hereof), and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Issuers hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. The Issuers agree to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

(d) Blue Sky Compliance. Each of the Issuers and the Guarantors shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Issuers or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Issuers will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Issuers and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Issuers shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Offering Memorandum.

(f) The Depositary. The Issuers will cooperate with the initial Purchasers and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. At any time when the Issuers or the Guarantors are not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Issuers shall furnish, at their expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h) No Integration. The Issuers agree that they will not and will cause their respective Affiliates not to make any offer or sale of securities of the Issuers of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuers to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(i) No Restricted Resales. During the period of two years after the Closing Date, the Issuers will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(j) Legended Securities. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

(k) PORTAL. The Issuers will use commercially reasonable efforts to cause such Notes to be eligible for the PORTAL Market.

Banc of America Securities LLC and Merrill Lynch & Co., Merrill Lynch Pierce, Fenner and Smith, on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Issuers or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Issuers and the Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Issuers’ and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements), and all amendments and supplements thereto, this Agreement, the Joinder Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement and the Notes and Guarantees, (v) all reasonable filing fees, attorneys’ fees and expenses incurred by the Issuers, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States or the provinces of Canada (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Preliminary Offering Memorandum or Offering Memorandum), (vi) the reasonable fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL Market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the National Association of Securities Dealers, Inc., if any, of the terms of the sale of the Securities or the Exchange Securities, and (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Issuers and the Guarantors of their respective other obligations under this Agreement. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuers and the Guarantors set forth in Section l hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Issuers of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from Ernst & Young LLP, independent certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, in the form attached as Exhibit A with respect to the audited and unaudited financial information contained in the Preliminary Offering Memorandum.

(b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of the Issuers or any of their respective subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(c) Opinion of Counsel for the Issuers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Morgan Lewis & Bockius LLP, counsel for the Issuers, dated as of such Closing Date, the form of which is attached as Exhibit B.

(d) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as are reasonably and customarily requested by the Initial Purchasers.

(e) Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Boards, Chief Executive Officer or President of the Issuers and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Issuers and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 hereof shall be true and correct as of the Time of Execution and shall be true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Issuers have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date.

(f) Bring-down Comfort Letter. On the Closing Date the Initial Purchasers shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to Section 5(a) hereof, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date and that their procedures shall extend to financial information in the Final Offering Memorandum not contained in the Preliminary Offering Memorandum.

(g) PORTAL Listing. At the Closing Date the Notes shall have been designated for trading on the PORTAL Market.

(h) Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

(i) Concurrent Transactions. The Transactions shall have been consummated on the terms and conditions described in the Offering Memorandum.

(j) Credit Documents. The Issuers and the Guarantors party thereto shall have executed and delivered the Credit Documents and the Initial Purchasers shall have received copies thereof. Each condition to the closing contemplated by the Credit Documents (other than the issuance and sale of the Securities pursuant hereto) will, on or prior to the Closing Date, have been satisfied or waived. There shall not exist at, and as of, the Closing Date (after giving effect to the Transactions) any conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Credit Documents.

(k) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Issuers and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(A) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(B) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(C) Upon original issuance by the Issuers, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION

COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Issuers and each of the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuers), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Issuers shall not be liable under this clause (ii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Issuers and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each Issuer, each Guarantor, each of their respective directors and each person, if any, who controls any Issuer or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which any Issuer, any Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser expressly for use therein; and to reimburse the Issuers, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Issuers, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Issuers and each of the Guarantors hereby acknowledge that the only information that the Initial Purchasers have furnished to the Issuers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the third sentence of the tenth paragraph and twelfth paragraph under the caption “Plan of Distribution” in the Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Sections 8(b) and 9 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 60 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to, any findings of or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of any Issuer or any Guarantor, and each person, if any, who controls the Issuers or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers and the Guarantors.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the initial Purchasers by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable or inadvisable to proceed with the marketing of the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; or (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (i) any Issuer or any Guarantor to any Initial Purchaser, except that the Issuers and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Issuers, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Issuers, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, any Issuer, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Facsimile: (646) 313-4802

Attention: Stuart Dean

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Facsimile: (212) 269-5424

Attention: Gary Brooks

if to the Issuers or the Guarantors:

c/o Wilmington Trust SP Services, Inc.

1105 North Market Street, Suite 1300

P.O. Box 8985

Wilmington, DE 19899

Facsimile: (302) 427-7663

Attention: Sam L. Susser

with a copy to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Facsimile: (212) 309-7125

Attention: David W. Pollak

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser of other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the Transactions (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is nonexclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Issuers shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 17. Guarantors. On and effective as of the Closing Date, each of Issuers’ domestic subsidiaries as of the Closing Date except one non-wholly owned subsidiary will assume the obligations of a Guarantor pursuant to this Agreement by executing a Joinder Agreement.

SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Issuers and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuers and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Issuers and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Issuers, Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuers or the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Issuers or the Guarantors on other matters) or any other obligation to the Issuers or the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers and the Guarantors and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuers and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Issuers and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

STRIPES ACQUISITION LLC

By:	/s/ William Dawson, Jr.
Name:	William Dawson, Jr.
Title:	Chief Executive Officer and President

SUSSER FINANCE CORPORATION

By:	/s/ William Dawson, Jr.
Name:	William Dawson, Jr.
Title:	Chief Executive Officer and President

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE FENNER & SMITH

By:	Banc of America Securities LLC

By:	/s/

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Banc of America Securities LLC	$110,500,000
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith	$59,500,000

Total	$170,000,000

EXHIBIT A

[Form of Accountants’ Comfort Letter]

EXHIBIT A-1

December 15, 2005

The Board of Directors of Susser Holdings, L.L.C.

The Board of Directors of Susser Finance Corporation

and

Merrill Lynch & Co.,

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

Banc of America Securities LLC

c/o

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Dear Sirs:

We have audited the consolidated balance sheets of Susser Holdings, L.L.C. (the “Company”) as of January 2, 2005 and December 28, 2003, and the consolidated statements of operations, members’ interests and cash flows for the years ended January 2, 2005, December 28, 2003 and December 29, 2002, included in the Offering Memorandum for $170,000,000 Senior Notes due December 15, 2013 of Stripes Acquisition L.L.C. and Susser Finance Corporation. Our report with respect thereto is included in the Offering Memorandum. This Offering Memorandum, dated December 9, 2005, is herein referred to as the Offering Memorandum.

This letter is being furnished in reliance upon your representation to us that:

a.	You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the “Act”).

b.	In connection with the offering of senior notes, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

In connection with the offering Memorandum:

1.	We are independent auditors with respect to the Company under Rule 101 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings.

2.	We have not audited any financial statements of Susser Holdings, L.L.C. as of any date or for any period subsequent to January 2, 2005. The purpose (and therefore the scope) of our audit for the year ended January 2, 2005 was to enable us to express our opinion on the financial statements as of January 2, 2005, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on: the unaudited consolidated balance sheet at October 2, 2005, the unaudited consolidated statements of operations, and unaudited consolidated statement of members’ interests and the unaudited consolidated statements

EXHIBIT A-2

of cash flows for the nine-month periods ended October 2, 2005 and September 26, 2004, included in the Offering Memorandum; or the financial position, results of operations, or cash flows as of any other date or for any period subsequent to January 2, 2005.

3.	For purposes of this letter we have read the 2005 minutes of the meetings of the Company and its subsidiaries as set forth in the minutes books through December 12, 2005, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein.

4.	With respect to the period subsequent to January 2, 2005, we have carried out other procedures to December 12, 2005 as follows (our work did not extend to the period from December 12, 2005 to December 15, 2005 inclusive):

a.	With respect to the nine-month periods ended October 2, 2005 and September 26, 2004, we have:

(1)	Performed the procedures specified by the PCAOB for a review of interim financial information as described in AU 722, interim Financial Information, on the unaudited consolidated balance sheet at October 2, 2005 and the unaudited statements of operations, and unaudited consolidated statement of members’ interests and the unaudited consolidated cash flows for the nine-month periods ended October 2, 2005 and September 26, 2004, included in the Offering Memorandum.

(2)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited financial statements referred to in 4.a.(1): (i) are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum, and (ii) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC. Those officials stated that the unaudited financial statements (i) are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements, and (ii) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

b.	With respect to the period from October 3, 2005 to October 30, 2005, we have:

(1)	read the unaudited consolidated financial statements for October of both 2005 and 2004 furnished to us by the Company, and agreed the amounts contained therein to the Company’s accounting records, management having advised us that no such financial statements as of any date or for any period subsequent to October 30, 2005 were available. The financial information for October is incomplete in that it omits the statement of cash flows and other disclosures; and

EXHIBIT A-3

(2)	inquired of Company Officials who have responsibility for financial and accounting matters as to whether (i) the unaudited financial statements referred to under b.(l) are stated on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum, (ii) at October 30, 2005, there was any increase in long-term debt or any decrease in consolidated net current assets of the Company as compared with amounts shown in the October 2, 2005 unaudited balance sheet included in the Offering Memorandum, and (iii) for the period from October 3, 2005 to October 30, 2005, there were any decreases, as compared with the corresponding period in the preceding year, in total operating revenues, income from operations or net income.

Those officials stated that (i) the unaudited financial statements referred to in b.(i) are stated on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum, (ii) at October 30, 2005, there was no increase in long-term debt and a $2,041,000 decrease in net current assets of the Company as compared with amounts shown in the October 2, 2005 unaudited balance sheet included in the Offering Memorandum, and (iii) there were no decreases for the period from October 3, 2005 to October 30, 2005, as compared with the corresponding period in the preceding year, in total operating revenues, income from operations or net income.

c.	As mentioned in b.(1), Company officials have advised us that no financial statements as of any date or for any period subsequent to October 30, 2005, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after October 30, 2005 have, of necessity, been even more limited than those with respect to the periods referred to in a. and b. We have inquired of certain management of Susser Holdings, L.L.C. who have responsibility for financial and accounting matters whether (i) at December 12, 2005, there was any increase in long-term debt or any decrease in consolidated net current assets of Susser Holdings, L.L.C. as compared with amounts shown on the October 2, 2005 unaudited balance sheet included in the Offering Memorandum, or (ii) for the period from October 3, 2005 to December 12, 2005, there were any decreases, as compared with the corresponding period in the preceding year, in total operating revenues, income from operations or net income. Management stated that (i) at December 12, 2005, there was no increase in long-term debt and no decrease in net current assets of Sussex Holdings, L.L.C. as compared with amounts shown on the October 2, 2005 unaudited balance sheet other than as discussed in 4 b.(2) above, and (ii) for the period from October 3, 2005 to December 12, 2005, there were no decreases, as compared with the corresponding period to the preceding year, in total operating revenues, income from operations or net income.

EXHIBIT A-4

d.	Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

(1)	any material modifications should be made to the unaudited condensed consolidated financial statements described in 4.a.(1) above, included in the Offering Memorandum, for them to be in conformity with U.S. generally accepted accounting principles; or

(2)	the unaudited condensed consolidated financial statements described in 4.a.(1) above do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to comments in the following paragraphs. Accordingly, we make no representation as to the sufficiency of the foregoing procedures for your purposes.

5.	At your request, we have:

a.	read the unaudited pro forma condensed consolidated balance sheet as of October 2, 2005, and the unaudited pro forma consolidated statements of operations for the year ended January 2, 2005, and the nine-month periods ended September 26, 2004 and October 2, 2005, included in the Offering Memorandum; and

b.	inquired of certain officials of the Company who have responsibility for financial and accounting matters as to:

(i)	the basis for their determination of the pro forma adjustments, and

(ii)	whether the unaudited pro forma condensed consolidated financial statements referred to in 5.a. comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X.

c.	Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements.

The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management’s assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of such procedures for your purposes.

6.	Nothing came to our attention as a result of the procedures specified in paragraph 5, however, that caused us to believe that the unaudited pro forma consolidated financial statements referred to in 5.a. included in the Offering Memorandum do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the

EXHIBIT A-5

historical amounts in the compilation of the unaudited pro forma condensed consolidated financial statements. Had we performed additional procedures or had we made an examination of the pro forma condensed consolidated financial statements, other matters might have come to our attention that would have been reported to you.

7.	At your request, we have also read the items identified by you on the attached copy of the Offering Memorandum, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

a.	Compared the dollar amounts to the amounts in the audited consolidated financial statements described in the introductory paragraph of this letter to the extent such amounts are included in or can be derived from such statements and found them to be in agreement.

b.	Compared the dollar amounts to the amounts in the unaudited consolidated financial statements described in paragraph 4(a) above to the extent such amounts are included in, or can be derived from such statements and found them to be in agreement.

c.	Compared the dollar and other amounts not derived directly from audited or unaudited consolidated financial statements to amounts in the Company’s accounting records to the extent such amounts could be so compared directly and found them to be in agreement.

d.	Compared the dollar and other amounts not derived directly from audited or unaudited consolidated financial statements, or that could not be compared directly to the Company’s accounting records, to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement.

e.	Proved the arithmetic accuracy of the percentages or amounts based on:

(i)	the data in the above-mentioned financial statements in 7.a. or 7.b., or,

(ii)	the data in the above-mentioned accounting records and analyses in 7.c. or 7.d.

f.	Recomputed the amount described in the document as EBITDA calculated as net income, plus depreciation and amortization and accretion interest expense, income tax expense cumulative effect of changes in accounting principles, management incentive options compensation, minority interest in income of consolidated subsidiaries, loss on disposal of assets and impairment charge, management fee less gain on disposal of assets, discontinued operations and other miscellaneous income less interest income and Adjusted EBITDA as EBITDA plus Circle K royalty expense to be eliminated upon rebranding less the impact of the 53rd week in 2004 and found them to be arithmetically correct. Recomputed Adjusted EBITDAR is described in the document as Adjusted EBITDA plus cash rent expense and found them to be arithmetically correct. EBITDA, Adjusted EBITDA and Adjusted EBITDAR are non-generally accepted accounting

EXHIBIT A-6

principles (“GAAP”) measures and do not represent and should not be considered as an alternative to net income or cash flows from operations as determined under GAAP. EBITDA and Adjusted EBITDA do not necessarily indicate whether cash flow will be sufficient for cash requirements. EBITDA and Adjusted EBITDA may not necessarily be comparable to similarly titled measures reported by other companies, as different companies calculate it differently.

g.	Compared the amounts to, or derived amounts from, the Company’s unaudited pro forma consolidated financial information described in paragraph 5 above and found them to be in agreement.

h.	We compared the dollar amounts of salary, bonus, and other compensation for each named executive listed in the Executive Compensation Table with the corresponding amounts shown by the individual employee earnings records for the year 2004 and found them to be in agreement.

We make no representation as to whether the offering will take place or the amount of Notes to be sold in the offering. We make no legal representations as to questions of legal interpretation regarding the completeness or appropriateness of the Company’s determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation.

8.	Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

9.	It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in paragraph 7 above; also, such procedures would not necessarily reveal any material misstatement of the information identified in paragraph 7 above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Memorandum and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Susser Holdings, L.L.C. in connection with the offering of securities covered by the Offering Memorandum, and it is not to be used, circulated, quoted, or otherwise referred to for any purpose, including but not limited to the purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Memorandum or any other document, except that reference may be made to it in the list of closing documents pertaining to the offering of securities covered by the Offering Memorandum.

EXHIBIT A-7

Very truly yours,

EXHIBIT A-8

EXHIBIT B

[Form of Final Opinion]

EXHIBIT B-1

December 21, 2005

Banc of America Securities LLC

Merrill Lynch & Co.

Merrill Lynch, Pierce Fenner & Smith

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Re:	Sale of $170,000,000 aggregate principal amount of 10 5/8% Senior Notes due 2013

Ladies and Gentlemen:

We have acted as special counsel for Stripes Acquisition LLC (the “Company”), a Delaware limited liability company and a wholly owned subsidiary of Stripes Holdings LLC (“Stripes Holdings”), Susser Finance Corporation (“SFC”), a Delaware corporation and a wholly owned subsidiary of the Company, and C&G Investments, LLC (“C&G”), a Delaware limited liability company and a wholly owned subsidiary of the Company (together with Stripes Holdings, the “Delaware Guarantors”) and the other Guarantors (as defined in the Purchase Agreement) in connection with the Purchase Agreement, dated the date hereof (the “Purchase Agreement”), between the Company and SFC (collectively referred to herein as the “Issuers”) and the Initial Purchasers (as defined in the Purchase Agreement). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. This opinion is being delivered to you pursuant to Section 5 of the Purchase Agreement.

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the articles or certificate of incorporation or organization, as applicable, of the Company, SFC and the Delaware Guarantors, (ii) the bylaws or operating agreement, as applicable, of the Company, SFC and the Delaware Guarantors, (iii) the Purchase Agreement, (iv) the Joinder Agreement, (v) the Registration Rights Agreement, (vi) the Indenture (the documents referred to in (iii) through (vi), collectively, the “Transaction Documents”), (vii) the Notes issued on the date hereof, (viii) the Guarantees issued as of the date hereof, (ix) the Preliminary Offering Memorandum, (x) the Pricing Supplement, (xi) the Final Offering Memorandum, (xii) the opinion of local counsel set forth on Schedule II hereto and (xiii) such other documents and records as we have deemed appropriate for the purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed (i) that the Purchase Agreement, the Indenture and the Registration Rights Agreement constitute valid and binding obligations of each party thereto other than the Issuers and the Guarantors and (ii) the due authorization, execution and delivery of each of the Transaction Documents and the Guarantees by each Guarantor that is not a Delaware Guarantor.

EXHIBIT B-2

As to any facts that are material to the opinions hereinafter expressed that we did not independently establish or verify, we have relied, without investigation, upon the representations of the Issuers and the Guarantors contained in the Purchase Agreement and upon certificates of officers of the Issuers and the Guarantors.

In rendering the opinions and making the statements set forth herein, whenever an opinion or statement herein is qualified by “to our knowledge,” “known to us” or by words of similar import, it is intended to indicate that, during the course of our representation of the Issuers and the Guarantors in the subject transaction, no information has come to the attention of those lawyers in our firm who have rendered legal services in connection with the transactions contemplated by the Offering Memorandum that gives us actual knowledge of the inaccuracy of such statement or opinion. Except as specifically set forth herein, we have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Issuers and the Guarantors. In making judgments in respect of matters of materiality, we have, to the extent we deemed appropriate, relied upon management and other representatives of the Issuers in assessing the possible impact of such items upon the Issuers and the Guarantors.

Based upon and subject to the foregoing and to the limitations and qualifications described below, we are of the opinion that:

(i) Each of the Company and SFC is validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted and contemplated to be conducted, to execute and deliver the Transaction Documents to which it is a party and to issue, sell and deliver the Notes as contemplated by the Purchase Agreement.

(ii) Each of the Delaware Guarantors is validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted and contemplated to be conducted, to execute and deliver the Transaction Documents to which it is a party and to issue and deliver its Guarantee as contemplated by the Purchase Agreement.

(iii) Each of the Company, SFC and the Delaware Guarantors is duly qualified to do business in the jurisdictions listed opposite its name on Schedule I hereto.

(iv) All of the issued shares of capital stock or membership interests, as applicable, of SFC and C&G have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned of record by the Company, directly or through subsidiaries, and, to our knowledge, free and clear of all liens, encumbrances, equities or claims (other than liens, encumbrances, equities or claims granted pursuant to the Senior Secured Credit Facility). All of the issued membership interests of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned of record by Stripes Holdings, directly or through subsidiaries, and, to our knowledge, free and clear of all liens, encumbrances, equities or claims (other than liens, encumbrances, equities or claims granted pursuant to the Senior Secured Credit Facility).

EXHIBIT B-3

(v) The Purchase Agreement has been duly authorized, executed and delivered by the Issuers.

(vi) The Joinder Agreement has been duly authorized, executed and delivered by each of the Delaware Guarantors and, assuming the due authorization, execution and delivery by each of the Guarantors that is not a Delaware Guarantor, is a legal, valid and binding obligation of each Guarantor enforceable against each Guarantor in accordance with its terms.

(vii) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under the Purchase Agreement, will constitute legal, valid and binding obligations of the Issuers enforceable against the Issuers in accordance with their terms and entitled to the benefits of the Indenture and the Registration Rights Agreement.

(viii) The Guarantees have been duly authorized by the Delaware Guarantors and, when executed and delivered and upon delivery of the Notes to the Initial Purchasers in accordance with the Indenture and the Purchase Agreement, will constitute legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture and the Registration Rights Agreement.

(ix) The execution, delivery and performance of the Exchange Notes have been duly and validly authorized by the Issuers, and when and if executed and delivered by the Issuers in accordance with the terms of the Registration Rights Agreement and of the Indenture will be the valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms and entitled to the benefits of the Indenture and the Registration Rights Agreement.

(x) The Registration Rights Agreement has been duly authorized, executed and delivered by the Issuers and the Delaware Guarantors and constitutes the legal, valid and binding obligation of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms.

(xi) The Indenture has been duly authorized, executed and delivered by the Issuers and the Delaware Guarantors and constitutes a legal, valid and binding obligation of the Issuers and the Guarantors enforceable against the Issuers and the Guarantors in accordance with its terms.

(xii) The execution, delivery and performance of the Purchase Agreement, the Indenture, the Joinder Agreement and the Registration Rights Agreement by the Issuers and the Guarantors, the issuance and sale of the Notes and the Guarantees by the Issuers and the Guarantors and the consummation by the Issuers and the Guarantors of the other transactions contemplated thereby, do not and will not result in a violation of (i) any federal law of the United States or any law of the State of New York, (ii) any organizational document of any Issuer or any Delaware Guarantor or (iii) any material contract identified to us by the Company and set forth on Schedule III hereto.

(xiii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the

EXHIBIT B-4

Issuers’ execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Joinder Agreement or the Indenture, or the issuance and delivery of the Notes or the Exchange Notes, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, (i) except such as have been obtained or made by the Issuers and are in full force and effect, (ii) except under the Securities Act and the Trust Indenture Act (which are addressed in paragraph (xiv) below), applicable state securities or blue sky laws and (iii) except such as may be required by federal and state securities laws with respect to the Issuers’ obligations under the Registration Rights Agreement.

(xiv) Assuming the accuracy of the representations and warranties of the Initial Purchasers and compliance with the agreements of the Initial Purchasers contained in the Purchase Agreement, no registration of the Notes under the Securities Act, and no qualification of an indenture under the Trust Indenture Act, is required for (i) the offer and sale of the Notes to the Initial Purchasers and (ii) the initial offer and sale by the Initial Purchasers of the Notes in the manner contemplated by the Purchase Agreement.

(xv) Neither the Issuers nor any Guarantor is, and, after giving effect to the issuance and sale of the Notes, will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xvi) The description in the Offering Memorandum under the caption “Description of the Notes” is accurate in all material respects.

(xvii) The statements in the Offering Memorandum under the caption “United States Federal Taxation,” insofar as such statements purport to describe certain federal tax law of the United States, are accurate in all material respects.

IRS Circular 230 Disclosure. To ensure compliance with the requirements imposed by the Internal Revenue Service, we inform you (i) that any United States federal tax advice contained in this communication (including any attachment) is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the United States Internal Revenue Code; (ii) such advice was written in support of the promotion, marketing or recommending of the transactions or matters addressed herein and (iii) taxpayers should seek advice based on their particular circumstances from an independent tax advisor.

In addition to the foregoing opinions, we advise you supplementally that we have participated in conferences with officers and other representatives of the Issuers, representatives of the Initial Purchasers and its counsel and representatives of the independent public accountants of the Issuers, at which conferences the contents of the Offering Memorandum were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum on the basis of the foregoing and the information disclosed to us, but without independent check and verification, and relying as to materiality on representations and statements of officers and other representatives of the Issuers, we confirm to you that no fact has come to our attention that has led us to believe that the Offering Memorandum, as of the Time of Execution, and at the date hereof, contained or contains any untrue statement of a material fact, or omitted or omits to state

EXHIBIT B-5

a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we do not express any belief with respect to the financial statements, schedules, notes and other financial, accounting and statistical data, included in any Offering Memorandum).

Our opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions.

A. For purposes of our opinions in paragraphs (i), (ii) and (iii) above as to the valid existence and good standing of the Issuers and the Delaware Guarantors and the due qualification of the Issuers and the Delaware Guarantors in foreign jurisdictions, we have relied solely upon good standing or similar certificates issued by appropriate authorities in the subject jurisdictions.

B. The enforceability opinions expressed in paragraphs (vi), (vii), (viii), (ix), (x) and (xi) herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

C. Rights to indemnification and contribution in the Registration Rights Agreement and the Purchase Agreement may be limited by applicable securities laws and principles of public policy.

D. The opinions expressed in this letter are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other state or jurisdiction. Furthermore, we express no opinion on any matter covered by the “blue sky” or securities laws of any state.

E. For purposes of the opinions in paragraphs (xii) and (xiii), we have considered only such laws and regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Purchase Agreement.

F. Our opinion regarding taxes expressed in paragraph (xvii) herein is based upon existing law, regulations, administrative pronouncements and judicial authority, all as in effect as of today’s date. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the opinion expressed herein, if contested, would be sustained by a court. Furthermore, the authorities upon which we rely may be changed at any time with retroactive effect. No assurances can be given as to the effect of any such change on our opinion.

This opinion letter is effective only as of the date hereof. We do not assume responsibility for updating this opinion letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

This opinion letter is furnished by us solely for the benefit of the Initial Purchasers in connection with the transactions contemplated by the Purchase Agreement and may not be relied upon by the Initial Purchasers for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever; provided, however, that The Bank of New

EXHIBIT B-6

York, as Trustee under the Indenture, may rely on our opinions in paragraphs (i), (ii), (vii) through (xi) and (xiv) above, subject to the limitations and qualifications set forth herein. This opinion letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Very truly yours,

EXHIBIT B-7

SCHEDULE I

Name of the Issuer	State of Organization	Foreign Jurisdiction(s) in which Qualified
Stripes Acquisitions LLC	Delaware	None
Susser Finance Corporation	Delaware	None

Name of the Issuer	State of Organization	Foreign Jurisdiction(s) in which Qualified
Stripes Holdings LLC	Delaware	None
C&G Investments, LLC	Delaware	None

SCHEDULE II

Local Counsel Opinion

SCHEDULE III

1.	Chevron Branded Jobber Petroleum Products Agreement dated March 15, 2005 between Chevron Texaco Products Company and Susser Petroleum Company, LP

2.	Distributor Franchise Agreement dated January 2, 1993 between Citgo Petroleum Corporation and Susser Petroleum Co.

3.	Private Brand Marketer Sales Agreement dated January 13, 2005 between Citgo Petroleum Corporation and Susser Petroleum Company, LP

4.	Texaco Branded Jobber Agreement dated December 10, 2003 between Texaco Products Company and Susser Petroleum Company, LP

5.	Distributor Marketing Agreement dated March 1, 2004 between Valero Marketing and Supply Company and Susser Petroleum Company, LP

6.	Brand Conversion Incentive Agreement dated December 1, 2004 between Valero Marketing and Supply Company and Susser Petroleum Company, LP (dba Rusche Distributing)

7.	Brand Development Program Reimbursement Account Management dated March 1, 2004 between Valero Marketing and Supply Company and Susser Petroleum Company, LP

8.	Credit Agreement, dated December 21, 2005, among Susser Holdings, L.L.C. and SSP Partners, the Banks, Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC and Merrill, Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated.

EXHIBIT C

JOINDER AGREEMENT

Reference is made hereby to the Purchase Agreement dated December 15, 2005 (the “Agreement”), among Stripes Acquisition LLC, a Delaware limited liability company, Susser Finance Corporation, a Delaware corporation, and the Initial Purchasers named therein. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given them in the Agreement.

By executing this Joinder Agreement and delivering it to the Initial Purchasers, each of the undersigned agrees to become a party to, to be bound by, and to comply with the provisions of, the Agreement (all effective as of the Closing Date). In connection therewith, effective as of the Closing Date, the undersigned makes the representations and warranties, and agrees to be bound by the covenants, obligations and agreement, in each case contained in the Agreement.

This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state without regard to the conflicts of law principles thereof.

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement this 21st day of December, 2005.

[GUARANTORS]

By:
Name:
Title:

EXHIBIT C-1

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance on Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

ANNEX I-1